As filed with the Securities and Exchange Commission on December 2, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

STR Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	27-1023344
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

1699 King Street

Enfield, CT 06082

(860) 758-7300

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Barry A. Morris

Executive Vice President and Chief Financial Officer

1699 King Street

Enfield, CT 06082

(860) 758-7300

 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Alexander D. Lynch, Esq.

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

(212) 310-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		maximum	Maximum
	Amount to be	offering price	Aggregate Offering	Amount of
Title of each class of securities to be registered	Registered(1)	per share (1)	Price(1)	Registration Fee(2)
Common stock, par value $0.01 per share
Preferred stock, par value $0.01 per share
Debt Securities
Guarantees of Debt Securities(3)
Warrants
Rights
Units
Total

(1)

Omitted pursuant to General Instruction II.E. of Form S-3. There are being registered under this Registration Statement such indeterminate principal amount or number of shares of common stock, preferred stock, warrants, debt securities, guarantees of debt securities, rights and units as may be sold by the registrant or by selling securityholders from time to time. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. Pursuant to Rule 457(i) under the Securities Act, the securities registered hereunder also include such indeterminate number of shares of common stock as may be issued upon conversion or exchange of any preferred stock or debt securities registered hereunder that provide for conversion or exchange, upon exercise of warrants. No separate consideration will be received for the preferred stock or common stock issued upon such conversion or exchange. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and shares of preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, anti-dilution adjustments, stock dividends, or similar transactions.

(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fee.

(3)

Certain subsidiaries of STR Holdings, Inc. may fully and unconditionally guarantee the payment of principal of, and premium (if any) and interest on, the debt securities of STR Holdings, Inc. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no additional filing fee is being paid in respect of the guarantees. The guarantees will not be traded separately from the related debt securities.

PROSPECTUS

STR HOLDINGS, INC.

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

GUARANTEES OF DEBT SECURITIES

WARRANTS

RIGHTS

UNITS

We and the selling securityholders identified in a prospectus supplement may from time to time offer and sell (i) our common stock, preferred stock, debt securities, guarantees of debt securities, warrants or rights, as well as units that include any of these securities or securities of other entities and (ii) any securities issued or issuable upon conversion, exercise or exchange of our preferred stock, debt securities, warrants, rights or units. The debt securities may consist of debentures, notes or other types of debt and may be guaranteed by one or more of our subsidiaries. The debt securities, preferred stock, warrants, rights and units may be convertible, exercisable or exchangeable for common stock or preferred stock or other securities of ours or debt or equity securities of one or more other entities.

Our common stock is listed on the New York Stock Exchange and trades under the ticker symbol “STRI.”

We will provide a prospectus supplement each time we issue securities, which will inform you about the specific terms of that offering and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement, together with any documents that we incorporate herein or therein by reference, carefully before you invest.

We and the selling securityholders identified in a prospectus supplement may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to investors, on a continuous or delayed basis. We will not receive any proceeds of any sale by any selling securityholder. The prospectus supplement will provide the specific terms of the plan of distribution.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 3 of this prospectus and the “Risk Factors” section contained in any applicable prospectus supplement and in the documents we incorporate by reference for a description of the risks you should consider when evaluating such investment.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 2, 2010.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933. By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, one or any combination of the securities described in this prospectus and any accompanying prospectus supplement. As allowed by the SEC rules, this prospectus and any accompanying prospectus supplement does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits, as well as any accompanying prospectus supplement and any documents incorporated by reference herein or therein. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of the related matters.

You should read this prospectus and any prospectus supplement together with any documents incorporated by reference and any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in “Where You Can Find More Information” and “Incorporation by Reference” below. Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. The information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference herein or therein by reference is accurate only as of the date contained on the cover of the such documents. Neither the delivery of this prospectus nor any accompanying prospectus supplement, nor any sale made under this prospectus and any accompanying prospectus supplement will, under any circumstances, imply that the information in this prospectus or any accompanying prospectus supplement is correct as of any date after this prospectus or any accompanying prospectus supplement. Our business, financial condition and results of operations may have changed since that date. Any information in such subsequent filings that is inconsistent with this prospectus or any accompanying prospectus supplement will supersede the information in this prospectus or any accompanying prospectus supplement.

You should rely only on the information incorporated by reference or provided in this prospectus and any accompanying prospectus supplement.

We have not authorized anyone else to provide you with other information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

Unless otherwise stated, or the context otherwise requires, references in this prospectus to “we,” “us,” “our,” “our company” or “the company” are to STR Holdings, Inc. and its consolidated subsidiaries.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, including, without limitation, statements regarding future financial results and performance, potential sales revenue, legal contingencies and tax benefits, and the existence of adverse litigation and other risks, uncertainties and factors. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

These forward-looking statements are subject to various risks and uncertainties, many of which are outside our control, including: (i) demand for solar energy in general and solar modules in particular; (ii) the timing and effects of the implementation of recently announced government incentives and policies for renewable energy, primarily in China and the United States; (iii) the effects of the recently reduced solar incentives, and potential future reductions in solar incentives, primarily in Germany and Italy; (iv) customer concentration in our Solar business and our relationships with key customers; (v) any potential inflation of raw material costs, including paper and resin used in our encapsulants, and our ability to successfully manage any increases in these raw material costs; (vi) the continual operation of our Malaysia plant and the planned expansion of our Malaysia plant; (vii) the closing on the purchase of a new solar manufacturing facility and the integration of our existing Connecticut Solar operations into that facility; (viii) demand for our Quality Assurance services; (ix) the need to utilize our existing $20 million revolving credit facility, and the ability to further access the credit markets on acceptable terms; (x) maintaining sufficient liquidity in order to fund future profitable growth and long term vitality; (xi) pricing pressures and other competitive factors; (xii) loss of professional accreditations and memberships; (xiii) the extent to which we may be required to write-off accounts receivable or inventory; (xiv) our reliance on vendors and potential supply chain disruptions, including those resulting from bankruptcy filings by customers or vendors; (xv) potential product performance matters, product liability or professional liability claims and our ability to manage them; (xvi) the impact of changes in foreign

2

currency exchange rates on financial results, and the geographic distribution of revenues and earnings; (xvii) the impact of changes in interest rates in relation to our variable rate debt; (xviii) the impact of events that cause or may cause disruption in our inspection, testing, manufacturing, distribution and sales networks such as war, terrorist activities, and political unrest; (xix) the extent of implemented cost reduction measures in our QA business providing benefit in the remainder of the year; (xx) outcomes of litigation and regulatory actions; (xxi) our ability to protect our intellectual property; and (xxii) and other specific factors discussed herein or set forth under “Risk Factors” in Item 1A of our most recent Annual Report on Form 10-K and Item 1A of each subsequently filed Quarterly Report on Form 10-Q or Annual Report on Form 10-K (which documents are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any accompanying prospectus supplement.

We believe that all forward-looking statements are based on reasonable assumptions when made; however, we caution that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes and that, accordingly, one should not place undue reliance on these statements. Forward-looking statements speak only as of the date they were made, and we undertake no obligation to update these statements in light of subsequent events or developments, except as may be required by law. Actual results may differ materially from anticipated results or outcomes discussed in any forward-looking statement.

BUSINESS

We were founded in 1944 as a plastics research and development company and evolved into two core businesses: Solar encapsulant manufacturing and Quality Assurance services. We launched our Quality Assurance business in 1973 and we commenced sales of our Solar encapsulant products in the late 1970s.

We are a leading global provider of encapsulants to the solar module industry. Encapsulant is a critical component used in solar modules. We supply encapsulants to many of the major solar module manufacturers and believe we were the primary supplier of encapsulants to the majority of our top 10 customers in the nine months ended September 30, 2010, which we believe is due to our superior product performance, customer service and technical support. Our encapsulants are used in both crystalline and thin-film solar modules.

Our Quality Assurance business is a leader in the consumer products quality assurance market. We believe our Quality Assurance business represents the only global testing services provider exclusively focused on the consumer products market. Our Quality Assurance business provides inspection, testing, auditing and consulting services that enable retailers and manufacturers to determine whether products and facilities meet applicable safety, regulatory, quality, performance and social standards.

Our corporate office is located at 1699 King Street, Suite 400 in Enfield, Connecticut 06082 and our phone number is (860) 758-7300. Our website address is http://www.strholdings.com. The information on, or accessible through, our website is not part of or incorporated by reference into this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” in Item 1A of our most recent Annual Report on Form 10-K and Item 1A of each subsequently filed Quarterly Report on Form 10-Q and in the other documents incorporated by reference into this prospectus, as well as the other information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement before making a decision to invest in our securities. See “Where You Can Find More Information” and “Incorporation by Reference.”

USE OF PROCEEDS

Unless otherwise stated in the prospectus supplement accompanying this prospectus, we will use the net proceeds from the sale of any debt securities, common stock, preferred stock, warrants, rights or units that may be offered by us hereby for general corporate purposes. Such general corporate purposes may include, but are not limited to, the acquisition of companies or businesses, repayment and refinancing of debt, working capital and capital expenditures. The prospectus supplement relating to an offering will contain a more detailed description of the use of proceeds of any specific offering of securities.

Unless otherwise set forth in an accompanying prospectus supplement, we will not receive any proceeds from the sale of our securities by any selling securityholders.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the historical ratio of our earnings to our fixed charges for the periods indicated.

	Nine Months Ended September 30,	Years Ended December 31,
	2010	2009	2008	2007	2006	2005
Ratio of earnings to fixed charges (1)(2)	4.79	2.75	3.06	1.74	3.84	3.54

3

(1)         For purposes of calculating the ratio of earnings to fixed charges, earnings represents earnings from continuing operations before income taxes and before undistributed earnings of equity investments plus fixed charges. Fixed charges include: (a) interest expense, whether expensed or capitalized and (b) the portion of operating rental expense which management believes is representative of the interest component of rent expense.

(2)         Currently, we have no shares of preferred stock outstanding and have not paid any dividends on preferred stock in the periods presented. Therefore, the ratio of earnings to combined fixed charges and preference dividends is not different from the ratio of earnings to fixed charges presented in the table above.

DESCRIPTION OF SECURITIES

We will set forth in the applicable prospectus supplement a description of the common stock, preferred stock, debt securities, guarantees of debt securities, warrants, rights or units that may be offered under this prospectus.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in an accompanying prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Securities Exchange Act of 1934 that are incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION

We and the selling securityholders may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will provide the specific plan of distribution for any securities to be offered in an accompanying prospectus supplement.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Weil, Gotshal & Manges LLP, New York, New York.

EXPERTS

The financial statements and the financial statement schedule incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2009 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy materials with the SEC at the SEC’s public reference room, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room.  Our SEC filings are also available to the public on the SEC’s Internet site at http://www.sec.gov. Our SEC filings can also be found on our website at http://www.strholdings.com. Our website and the information on, or accessible through, our website is not part of or incorporated by reference into this prospectus or any accompanying prospectus supplement.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents, unless they are specifically incorporated by reference into those documents. You can request those documents from STR Holdings, Inc., at 1699 King Street, Suite 400, Enfield, Connecticut 06082. You also may contact us at (860) 758-7300.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with the SEC into this prospectus. This means that we can disclose important information to you by referring you to such documents. The information incorporated by reference is an important

4

part of this prospectus. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed with the SEC (excluding any information furnished under Items 2.02 or 7.01 in any Current Report on Form 8-K):

1.               our Annual Report on Form 10–K for the fiscal year ended December 31, 2009;

2.               our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010;

3.               our Current Reports on Form 8–K, filed on April 5, 2010, June 4, 2010, August 3, 2010, August 5, 2010 and November 30, 2010;

4.               the description of our common stock contained in our Registration Statement on Form 8-A filed on November 5, 2009 under the Exchange Act; and

5.               other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of any offering by this prospectus, except as to any portion of any future filings which is not deemed to be filed under those sections.

These documents may also be accessed on our website at www.strholdings.com. Our website and the information on, or accessible through, our website is not part of or incorporated by reference into this prospectus.

5

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table is an itemization of the fees and expenses incurred or expected to be incurred in connection with the issuance and distribution of the securities being registered. The Registrant will bear all expenses of the offering of the securities registered hereby and all but the SEC registration fee are estimates and remain subject to future contingencies.

Securities and Exchange Commission registration fee	$	*
Legal fees and expenses	$	+
Accounting fees and expenses	$	+
Printing fees and expenses	$	+
Trustee Fees and expenses		+
Total	$	+

* In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of the registration fee for the securities offered by this prospectus.

+Estimated expenses are not presently known.

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of such corporation. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any certificate of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases, redemptions or other distributions or (iv) for any transactions from which the director derived an improper personal benefit.

The certificate of incorporation of the Registrant provides that the Registrant will indemnify its directors and officers to the fullest extent permitted by law and that no director shall be liable for monetary damages to the Registrant or its stockholders for any breach of fiduciary duty, except to the extent provided by applicable law.

The Registrant maintains standard policies of directors’ and officers’ liability insurance. The Registrant’s non-employee directors also may be covered by directors’ and officers’ liability insurance policies maintained by their respective employers. The Registrant also has entered into indemnification agreements with its directors and officers. Subject to certain limited exceptions, under these agreements the Registrant will be obligated, to the fullest extent not prohibited by the DGCL, to indemnify such directors and officers against all expenses, judgments, fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact they were directors and officers of the Registrant.

Item 16. Exhibits

Exhibit
Number	Document

1.1	Form of Underwriting Agreement+

4.1	Certificate of Incorporation of STR Holdings, Inc. (filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed on November 17, 2009 and incorporated herein by reference)

4.2	Bylaws of STR Holdings, Inc. (filed as Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q filed on November 17, 2009 and incorporated herein by reference)

4.3	Form of Common Stock Certificate (filed as Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q filed on November 17, 2009 and incorporated herein by reference)

4.4	Form of Certificate of Designations for Preferred Stock+

4.5	Form of Indenture for the Debt Securities*

4.6	Form of Guarantee+

4.7

Registration Rights Agreement, dated as of November 6, 2009, among STR Holdings, Inc. and the stockholders party thereto. (filed as Exhibit 4.2 to the Company’s Quarterly Report on Form 10-Q filed on November 17, 2009 and incorporated herein by reference)

4.8	Form of Warrant Agreement+

4.9	Form of Rights Agreement+

4.10	Form of Unit Agreement+

4.11	Form of Purchase Agreement+

5.1	Opinion of Weil, Gotshal & Manges LLP*

12.1	Computation of Ratio of Earnings to Fixed Charges*

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm*

23.2	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1 to this Registration Statement)

24.1	Power of Attorney (included in signature pages of the Registration Statement)

25.1	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of the Trustee under the Indenture*

+	To be filed by amendment or as an exhibit to a document filed by STR Holdings, Inc. under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
*	Filed herewith

Item 17. Undertakings

1. The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. That, for the purpose of determining liability under the Securities Act to any purchaser:

(a) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

3. The undersigned Registrant hereby undertakes that, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the Registrant; and

(d) Any other communication that is an offer in the offering made by the Registrant to the purchaser.

4. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

6. To supplement the prospectus, after the expiration of any warrant or right subscription period, to set forth the results of any warrant or right subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

7. The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)2 of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Enfield, State of Connecticut, on December 2, 2010.

STR HOLDINGS, INC.

By:	/s/ Barry A. Morris
	Name:	Barry A. Morris
	Title:	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, a Delaware corporation, which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933 hereby constitute and appoint each of Barry A. Morris and Alan N. Forman (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall not revoke or in any way modify any power of attorney previously executed by the undersigned.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dennis L. Jilot	Chairman, President and Chief Executive Officer	December 2, 2010
(Principal Executive Officer)
Dennis L. Jilot

/s/ Barry A. Morris	Executive Vice President and Chief Financial Officer	December 2, 2010
(Principal Financial Officer)
Barry A. Morris

/s/ Joseph C. Radziewicz	Controller and Principal Accounting Officer	December 2, 2010
(Principal Accounting Officer)
Joseph C. Radziewicz

/s/ Scott S. Brown	Director	December 2, 2010

Scott S. Brown

/s/ John A. Janitz	Director	December 2, 2010

John A. Janitz

/s/ Andrew M. Leitch	Director	December 2, 2010

Andrew M. Leitch

/s/ Jason L. Metakis	Director	December 2, 2010

Jason L. Metakis

/s/ Dominick J. Schiano	Director	December 2, 2010

Dominick J. Schiano

/s/ Susan C. Schnabel	Director	December 2, 2010

Susan C. Schnabel

/s/ Ryan M. Sprott	Director	December 2, 2010

Ryan M. Sprott

/s/ Robert M. Chiste	Director	December 2, 2010

Robert M. Chiste

/s/ Uwe Krueger	Director	December 2, 2010

Uwe Krueger

EXHIBIT INDEX

Exhibit
Number	Document

1.1	Form of Underwriting Agreement+

4.1	Certificate of Incorporation of STR Holdings, Inc. (filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed on November 17, 2009 and incorporated herein by reference)

4.2	Bylaws of STR Holdings, Inc. (filed as Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q filed on November 17, 2009 and incorporated herein by reference)

4.3	Form of Common Stock Certificate (filed as Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q filed on November 17, 2009 and incorporated herein by reference)

4.4	Form of Certificate of Designations for Preferred Stock+

4.5	Form of Indenture for the Debt Securities*

4.6	Form of Guarantee+

4.7

Registration Rights Agreement, dated as of November 6, 2009, among STR Holdings, Inc. and the stockholders party thereto. (filed as Exhibit 4.2 to the Company’s Quarterly Report on Form 10-Q filed on November 17, 2009 and incorporated herein by reference)

4.8	Form of Warrant Agreement+

4.9	Form of Rights Agreement+

4.10	Form of Unit Agreement+

4.11	Form of Purchase Agreement+

5.1	Opinion of Weil, Gotshal & Manges LLP*

12.1	Computation of Ratio of Earnings to Fixed Charges*

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm*

23.2	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1 to this Registration Statement)

24.1	Power of Attorney (included in signature pages of the Registration Statement)

25.1	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of the Trustee under the Indenture*

+	To be filed by amendment or as an exhibit to a document filed by STR Holdings, Inc. under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
*	Filed herewith